UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2022

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 11, 2022, management and the Audit Committee (the “Audit Committee”) of the Board of Directors of New York City REIT, Inc. (the “Company”), after consultation with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”), concluded the previously issued unaudited consolidated financial statements of the Company as of and for the three and six month periods ended June 30, 2022 (the “Interim Financial Statements”), as filed in the Company’s Quarterly Report on Form 10-Q filed on August 12, 2022 (the “Q2 2022 10-Q”), were materially misstated. As a result, the Company’s Interim Financial Statements included in the Q2 2022 10-Q should no longer be relied upon.

The Company identified errors relating to unrecorded expenses primarily associated with its recent 2022 annual meeting which included a contested proxy solicitation as well other administrative and operating expenses. After completion of a recent review by the Company’s management and the Audit Committee, including consideration of the applicable accounting standards and evaluation of the Company’s contractual obligations, the Company’s management and the Audit Committee determined that the Company did not appropriately record certain liabilities and related expenses. As a result of the failure to accrue these expenses related to third parties, (i) property operating expenses, general and administrative expenses and total operating expenses (ii) operating loss, net loss and comprehensive loss and (iii) accounts payable, accrued expenses and other liabilities were understated in the three and six month periods ended June 30, 2022 by $1.7 million and $2.3 million, respectively. As a result of the error described, management determined the Company’s Interim Financial Statements were materially misstated. The Company will file an amendment to the Q2 2022 10-Q to restate the Interim Financial Statements and correct the error described above.

In addition to the restatement described above, the amendment to the Q2 2022 10-Q will also include a revision to the Company’s previously issued unaudited consolidated financial statements as of and for the three month period ended March 31, 2022 in order to correct the portion of the error described above relating to the earlier quarterly period.  As a result of the failure to accrue certain of these expenses related to third parties, (i) property operating expenses, general and administrative expenses and total operating expenses (ii) operating loss, net loss and comprehensive loss and (iii) accounts payable, accrued expenses and other liabilities were understated in the three month period ended March 31, 2022 by $0.6 million. Management evaluated the impact of this error on the Company’s Q1 2022 consolidated financial statements (included in the Company’s Quarterly Report on Form 10-Q filed on May 13, 2022 (the “Q1 2022 10-Q”) and determined that the errors are immaterial individually and in the aggregate and thus the consolidated financial statements were not materially misstated. However, in order to correctly state net loss for the six month period ended June 30, 2022, and the March 31, 2022 equity in the restated Q2 2022 10-Q, first quarter amounts will be revised in the restated Q2 2022 10-Q.

In connection with the restatement, the Company’s management has evaluated the impact of these errors on its assessment of the design and operating effectiveness of the Company’s internal control over financial reporting. As a result of this evaluation, the Company’s management identified a material weakness in its internal control over financial reporting due to the lack of an effectively designed control over identifying corporate expenses associated with non-operating/non-typical events such as the 2022 contested proxy solicitation referred to above, including new vendors and new services from existing vendors.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with PwC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New York City REIT, Inc.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer, President and Secretary (Principal Executive Officer)

Dated: November 14, 2022